                           ARTICLES OF ASSOCIATION OF
               "VALORITZACIONS AGRORAMADERES LES GARRIGUES, S.L."

CHAPTER I. GENERAL PROVISIONS

Article 1. The Company is known as "VALORITZACIONS  AGRORAMADERES LES GARRIGUES,
SOCIEDAD LIMITADA".

Article 2.  The Company has as its purpose:

The promotion,  construction,  management and operation of industrial plants for the efficient processing of pig slurry.

Article 3.  Excluded  from the  corporate  purpose  are any  activities  for the exercising of which Legislation lays down special  requirements that are not met by this Company.

If legal provisions should, for the exercising of any of the activities included in the corporate purpose, require professional  qualifications or administrative authorisation,  or  registration  in Public  Registers,  such activities must be realised  by  a  person  having  such  professional  qualifications  and,  where applicable,  they may not be commenced  before the  administrative  requirements specified have been met.

Article 4. The lifetime of the Company is indefinite and it commences operations on the day on which the articles of association are executed.

Article  5.  The date of the  company's  financial  year  end  shall be the 31st
December each year.

Article 6. The Company's domicile is established in Barcelona, at Calle Bonsoms, number 15-17.

Article 7. The capital stock is FIVE HUNDRED  THOUSAND  PESETAS divided into 500 corporate holdings,  numbers 1 to 500, inclusive,  with a nominal value of 1,000
Pesetas  each,  cumulative  and  indivisible,  which  may not  take  the form of negotiable  certificates or be classified as shares.  The capital stock is fully subscribed and paid-up.

CHAPTER II. REGIME GOVERNING CORPORATE HOLDINGS

Article 8. The  corporate  holdings  are subject to the regime  provided  for in legislation.  Transfers of corporate  holdings and the  establishment  of actual pledge rights must be recorded in a public document.  The establishment of other actual rights must be recorded in a Public Instrument.

Rights in respect of the Company may be  exercised  provided  that the latter is aware of the transfer or establishment of the encumbrance.

The Company shall keep a register of partners  which any partner may examine and from which the holders may obtain  certifications  of rights registered in their name.

Article  9.  The  transfer  of  corporate  holdings  shall  be  governed  by the provisions  of  articles  28 et seq.  of the Law.  Consequently,  the  voluntary transfer of holdings by means of inter vivos acts between partners, or in favour of the partner's spouse,  ascendant relative or descendant relative or Companies belonging  to the same  group as the  transferor,  as well as  transfers  mortis causa, shall be free.

Article 10. In the case of USUFRUCT of holdings,  the status of partner  resides in the bare legal title,  but the party enjoying  usufruct  shall, in any event, have a  preferential  right to  dividends  granted by the  Company  during  such usufruct;  and in the case of PLEDGE,  exercising of the partner's  rights shall correspond to the owner.

CHAPTER III.  CORPORATE BODIES

Article 11. The corporate bodies are the General Meeting and the Directors,  and where there is no provision in the present  Articles of Association,  they shall be governed by the provisions of articles 43 et. seq. of the Law.

Article 12.  General Meeting

The partners,  coming  together at a General  Meeting,  shall  decide,  by legal majority, matters that fall within the remit of the Meeting.

Article 13.  Notification

The General  Meeting shall be called by the  Directors,  or  liquidators,  where applicable,  by means of individual  notification in writing of the announcement to all partners at the domicile  indicated in the register,  by registered post, with acknowledgement of receipt.

Article 14.  Attendance and representation

All partners are entitled to attend the General Meeting in person or represented by some other person,  whether a partner or not.  Representation shall cover all holdings held by the party  represented,  must be granted in writing and, if not recorded by means of a public document, must be specific for each Meeting.

Article 15.  Directors

The General  Meeting  shall  entrust  Administration  of the Company to a single
Director,  two persons  with joint  liability,  a group of persons  with several liability, with a maximum of five, or a Board of Directors.

Article  16. To be  appointed  Director,  the status of  partner  shall not be a requirement.

Article 17. The  Directors  shall hold office  indefinitely,  and may be removed from office by the General  Meeting,  even when  removal  does not appear in the
Agenda.

Article 18.  Representation  of the Company in legal proceedings and outside the same corresponds to the Directors,  and shall extend to all acts included in the corporate purpose, which may include, without any limitation:

a)   Acquiring,  disposing of,  alienating,  encumbering  all manner of personal property and real estate and  establishing,  amending and extinguishing all kinds of personal and actual rights, including mortgages.

b)   Overseeing corporate organisation of the company and its business affairs.

c)   Executing  all manner of  document,  contract or legal  business,  with the terms,  clauses and  conditions  they consider it appropriate to establish;
     negotiating and agreeing upon arbitration;  taking part in competitions and auctions,  putting  forward  proposals  and  accepting  awards of contract.
     Acquiring,  encumbering  and  alienating,  in  any  form  and  in  general, realising any  operations in respect of shares,  holdings,  obligations  or other securities, as well as realising acts resulting from participation in other companies, either by being involved in their establishment or else by subscribing  shares or holdings in respect of increases in capital or other issues of securities.

d)   Administering  personal  property  and  real  estate;  making  declarations regarding building work and landscaping,  surveys, monumentation,  material divisions,  changes to  mortgages,  agreeing,  amending  and  extinguishing leases and any other assignments of usage and usufruct.

e)   Issuing,  accepting,  endorsing,  auditing and protesting bills of exchange and other transfer documents.

f)   Taking money on loan or credit, acknowledging debts and credits.

g)   Disposing of, monitoring,  opening and closing accounts and deposits of any sort in any kind of credit and savings establishment,  banks, including the
     Bank  of  Spain  and  other   Banks,   Institutions   and  other   official
     organisations,  and other institutions,  doing whatever may be permitted by legislation and banking practice. Renting and using safe deposit boxes.

h)   Appointing and dismissing employees and representatives,  signing contracts of employment,  contracts for transportation and leasing business premises;
     withdrawing and forwarding stocks, shipments and transfers.

i)   Appearing  before all manner of Court and Tribunal in any  jurisdiction and before  any kind of public  body,  under any  concept,  and in all sorts of actions and proceedings,  including arbitration; lodging appeals, including before the Supreme Court, for review or nullity,  ratifying instruments and
     waiving  action  voluntarily,   either  directly  or  through  Lawyers  and
     Barristers, to whom they may grant the relevant powers of attorney.

j)   Executing  and signing all manner of public and private  document;  drawing and collecting  any sum or funds from any public or private body,  signing, for such purposes, promissory notes, receipts, invoices and drafts.

k)   Granting, amending and revoking all kinds of power of attorney instruments.

l)   Guaranteeing  and standing  surety.  Establishing  pledges and mortgages as guarantee for the obligations of others.

Article  19.  The  office  of  Director  shall  be paid.  Remuneration  shall be determined  for  each  financial  year  by  decision  of  the  General  Meeting, consisting of a fixed sum.

Article 20.  Board of Directors

The Board of  Directors  shall be made up of a minimum of three and a maximum of twelve members.

The Board of Directors shall be duly constituted when there are, at the meeting, either  present or  represented  by another  Director,  one half plus one of its members.  Representation  shall be granted by means of a letter addressed to the
Chairman.  Decisions  shall be adopted by absolute  majority of those present at the  meeting,  which  must be called by the  Chairman  or  Vice-Chairman,  where applicable.  Voting  in  writing  and  without  a  meeting  shall be valid if no
Director objects  thereto.  In the event of a tie, the person acting as Chairman shall have the casting vote.

The Board shall meet whenever so  determined by the Chairman,  either on his own initiative  or when so  requested by two of its  members.  Notification  thereof shall be sent by  letter  or  telegram  addressed  to each and  every one of its members, with twenty-four hours' advance notice.

It will designate its Chairman and a Secretary.

CHAPTER IV.  REMOVAL AND EXCLUSION OF PARTNERS

Article 21. The  partners  shall be  entitled  to leave the  Company and may be excluded  therefrom by decision of the General  Meeting,  for the reasons and in the form provided for in articles 95 et seq. of the Law.

Article 22. The Company shall be dissolved and liquidated for the reasons and in the form provided for in articles 104 et seq. of the Law.

Article 23. The Directors at the time of dissolution  shall become  liquidators, unless the General  Meeting  has  designated  someone  else when  agreeing  upon dissolution.

The Liquidators  shall exercise their duties for an indefinite  time. Once three
years  have  elapsed  from  commencement  of  liquidation,   without  the  final
liquidation  balance being  submitted to the General  Meeting for approval,  any partner  or person  with a  legitimate  interest  may call  upon the  Magistrate responsible  for the corporate  domicile for removal of the  liquidators  in the manner provided for in legislation.

Article  24.  The  liquidation  quota  corresponding  to each  partner  shall be proportional to their holding in the capital stock.

CHAPTER V.  UNIPERSONAL COMPANY

Article 25. In the case of a unipersonal company, there shall be compliance with the  provisions  of articles 125 et seq. of the Law, and the sole partner  shall exercise the powers of the General Committee.

Once six months have  elapsed  from a single  partner  becoming the owner of all corporate holdings, without such circumstance being registered with the Register of Commercial Concerns, the sole partner shall be personally, without limitation and severally  liable for company debts incurred during the unipersonal  period.
Once registered as a unipersonal  company,  the sole partner shall not be liable for any debts subsequently incurred.